                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                              CONTACT:  R. Gregory Lewis
---------------------                                        (615) 269-1900



                       J. ALEXANDER'S CORPORATION REPORTS
                  FOURTH QUARTER AND YEAR END RESULTS FOR 2005


         NASHVILLE, TN., March 2, 2006 -- J. Alexander's Corporation (AMEX: JAX) today announced operating results for its fourth quarter and year ended January 1, 2006.

         Highlights for the 13-week fourth quarter of 2005 compared to the 14-week fourth quarter of 2004 were as follows:

-        Net sales were $33.5 million in both periods.

- Weighted average weekly same store sales, adjusted for hurricane-related closure days, increased 4.4%.

-        Income before income taxes decreased to $1.4 million from $1.7 million.

- Net income was $1.2 million, or $.18 per diluted share, compared to $3.0 million, or $.45 per diluted share in 2004. Net income for 2005 included a favorable adjustment of $122,000, or $.02 per diluted share, to the Company's income tax provision related to a reduction in the Company's valuation allowance for deferred tax assets. Net income for 2004 included a similar adjustment of $1.5 million, or $.23 per diluted share.

-        The Company opened its 28th J. Alexander's restaurant.

         Highlights for the 52-week 2005 fiscal year compared to the 53-week 2004 fiscal year were as follows:

-        Net sales increased 3.0% to $126.6 million.

- Weighted average weekly same store sales, adjusted for hurricane-related closure days, increased 3.9%.

-        Income before income taxes totaled $4.4 million for both periods.

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J. Alexander's Corporation Reports Fourth Quarter and Year End Results
for 2005 - 2


- Net income was $3.6 million, or $.52 per diluted share, compared to $4.8 million, or $.71 per diluted share in 2004. Net income for 2005 included a favorable adjustment of $122,000, or $.02 per diluted share, to the Company's income tax provision related to a reduction in the Company's valuation allowance for deferred tax assets. Net income for 2004 included a similar adjustment of $1.5 million, or $.23 per diluted share.

         Commenting on the Company's performance, Lonnie J. Stout II, Chairman, President and Chief Executive Officer, said, "Our results for 2005 were impacted by several factors. These included one less operating week, the effects of a severe hurricane season, and pre-opening expenses along with initial operating losses from the opening of our new restaurant in Nashville. While some of these factors were outside our control, we were nonetheless disappointed that we did not achieve all of our operating objectives."

         Stout noted that, even after adjustment for the effects of hurricanes, the Company's weekly average same store sales increase for the year was slightly below the Company's business plan objective. Net sales were also below expectations due to a delay in the opening of the Company's newest J. Alexander's restaurant in Nashville.

         "Our restaurant operating expenses were higher than expected due to significant increases in utility costs, along with cost increases in several other operating expense categories," Stout explained. Despite the increases in operating expenses, Stout said the Company was able to lower cost of sales as a percentage of net sales primarily as a result of changes in pricing format and increases in menu prices during the year.

         The Company estimates that net sales lost from the effect of hurricanes were approximately $365,000 in the fourth quarter of 2005 and $465,000 for fiscal year 2005. This compares to estimated net sales losses from hurricanes of $300,000 in the third


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J. Alexander's Corporation Reports Fourth Quarter and Year End Results
for 2005 - 3


quarter of 2004. Net income for both the fourth quarter and full year of 2005 were reduced by an estimated $.02 per diluted share related to the effect of hurricanes. Net income for 2004 included an estimated loss of $.01 per diluted share related to hurricanes. Approximately $2.5 million of net sales were recorded in the extra week included in the 2004 fiscal year.

         Weekly average same store sales for the 13 weeks ended January 1, 2006 compared to the comparable 13 weeks ended January 2, 2005 increased by 3.9%, after adjustment for the hurricane-related closure days for both periods. The increase for the comparable 13 week periods without adjustment for days the Company's restaurants were closed was 2.7%. Same store sales calculations are based on 27 restaurants open for more than 18 months.

         Average weekly guest counts for the most recent quarter, adjusted for the hurricane-related closures, decreased by less than 1%. The Company's check average, including alcoholic beverage sales, increased approximately 6%. Average weekly sales per restaurant for the fourth quarter of 2005 increased 4.9% to $92,200 from $87,900 posted for the fourth period of the prior year.

         Income before income taxes for the fourth quarter of 2005 included $296,000 of pre-opening expenses and fiscal year 2005 included $411,000 of pre-opening expenses, while no pre-opening expenses were incurred in 2004. Income before income taxes also included income of $532,000 and $166,000 for the fourth quarters of 2005 and 2004, respectively, related to reductions in liabilities for gift certificates and cards which, although they do not expire, management believes are only remotely likely to be


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J. Alexander's Corporation Reports Fourth Quarter and Year End Results
for 2005 - 4


redeemed. The Company's 2004 fourth quarter and full year pre-tax results also included a gain of $117,000 on a settlement of a real estate eminent domain proceeding.

         Stout pointed out that although pressure on operating margins was considerable in 2005, the Company was successful in building same store sales by increasing guest check average while, at the same time, maintaining acceptable guest counts. "This momentum has carried over to 2006," he said, "and our projected operating results for the first quarter of 2006 are very encouraging. Our same store sales were up almost 5% for the first eight weeks of 2006 compared to the same period of 2005."

         Stout noted that the Company's food cost outlook is relatively stable, but that beef prices will increase under the Company's recently completed annual beef pricing agreement which will be effective in March. The Company expects its costs for beef tenderloins and prime rib to increase by approximately $400,000 annually under the new agreement, while an increase in the price of strip loins is expected to be offset by a change in specifications to allow for more efficient cutting yields. Stout said the Company expects to raise menu prices on prime rib and some steaks to compensate for the higher input costs.

         "We are constantly monitoring our restaurant margins and will continue to carefully consider menu price increases to maintain or improve them," Stout observed. He emphasized that rising utility costs are continuing to impact operating expenses in the first quarter of 2006.

         According to the J. Alexander's CEO, the Company's newest restaurant in Nashville, Tennessee has been performing well since opening last fall and is expected to make a positive contribution in the current year. The Company continues to actively seek


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J. Alexander's Corporation Reports Fourth Quarter and Year End Results
for 2005 - 5


new J. Alexander's restaurants, with this effort being lead by Rick Carson, director of real estate, a veteran restaurant real estate executive who joined the Company last July. While no new J. Alexander's restaurants are expected to open in 2006, the Company's goal is to open two new locations in 2007.

         Stout said the Company expects same store sales growth for 2006 to remain in the 3% to 5% range. He said the Company also anticipates an increase in net income due to improved restaurant margins and profit contributed by the new J. Alexander's restaurant opened in October of 2005, and because no pre-opening expenses are expected to be incurred in 2006.

         J. Alexander's Corporation presently owns 28 J. Alexander's contemporary, upscale, American casual dining restaurants which place a special emphasis on food quality and professional service. The Company's restaurants are located in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is based in Nashville, Tennessee.

         This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company's ability to increase sales and operating margins in its restaurants; changes in business or economic conditions, including rising food costs and product shortages; availability of qualified employees; increased cost of utilities, insurance and other restaurant operating expenses; potential fluctuations of quarterly operating results due to seasonality and other factors; the effect of hurricanes and other weather disturbances which are beyond the control of the Company; the number and timing of new restaurant openings and the Company's ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by the Company's new restaurants with its existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company's reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and the American Stock Exchange. These as well as other factors are discussed in detail in the Company's filings made with the Securities and Exchange Commission and other communications.

J. Alexander's Corporation Reports Fourth Quarter and Year End Results for 2005 - 6


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         Quarter Ended                   Year Ended
                                                         -------------                   ----------
                                                     JAN. 1         Jan. 2         JAN. 1          Jan. 2
                                                      2006           2005           2006            2005
                                                    --------       --------       ---------       ---------
                                                   (13 WEEKS)     (14 weeks)      (52 WEEKS)     (53 weeks)
Net sales ....................................      $ 33,466       $ 33,488       $ 126,617       $ 122,918

Costs and expenses:
   Cost of sales .............................        11,012         11,187          41,710          41,324
   Restaurant labor and related costs ........        10,276         10,237          39,860          38,597
   Depreciation and amortization of restaurant
     property and equipment ..................         1,255          1,218           4,835           4,703
   Other operating expenses ..................         6,516          6,362          24,639          23,361
                                                    --------       --------       ---------       ---------
     Total restaurant operating expenses .....        29,059         29,004         111,044         107,985

General and administrative expenses ..........         2,336          2,280           9,081           8,568
Pre-opening expense ..........................           296             --             411              --
Gain on involuntary property conversion ......            --            117              --             117
                                                    --------       --------       ---------       ---------
Operating income .............................         1,775          2,321           6,081           6,482
Other income (expense):
   Interest expense, net .....................          (440)          (556)         (1,770)         (2,130)
   Other, net ................................            16            (18)            114              26
                                                    --------       --------       ---------       ---------
     Total other expense .....................          (424)          (574)         (1,656)         (2,104)
                                                    --------       --------       ---------       ---------


Income before income taxes ...................         1,351          1,747           4,425           4,378
Income tax provision (benefit):
   Current ...................................           693            602           1,772           1,444
   Deferred ..................................          (567)        (1,888)           (907)         (1,888)
                                                    --------       --------       ---------       ---------
     Total ...................................           126         (1,286)            865            (444)
                                                    --------       --------       ---------       ---------


Net income ...................................      $  1,225       $  3,033       $   3,560       $   4,822
                                                    ========       ========       =========       =========

Earnings per share:
   Basic earnings per share ..................      $    .19       $    .47       $     .55       $     .75
                                                    ========       ========       =========       =========
   Diluted earnings per share ................      $    .18       $    .45       $     .52       $     .71
                                                    ========       ========       =========       =========

Weighted average number of shares:
   Basic earnings per share ..................         6,524          6,455           6,489           6,446
   Diluted earnings per share ................         6,836          6,769           6,814           6,781

J. Alexander's Corporation Reports Fourth Quarter and Year End Results for 2005 - 7


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF NET SALES

                                                                   Quarter Ended                 Year Ended
                                                                   -------------                 ----------
                                                               JAN. 1         Jan. 2         JAN. 1       Jan. 2
                                                                2006           2005           2006         2005
                                                                ----           ----           ----         ----
                                                             (13 weeks)     (14 weeks)     (52 weeks)   (53 weeks)

Net sales..............................................         100.0%         100.0%         100.0%      100.0%

Costs and expenses:
   Cost of sales.....................................            32.9           33.4           32.9        33.6
   Restaurant labor and related costs................            30.7           30.6           31.5        31.4
   Depreciation and amortization of restaurant
     property and equipment..........................             3.8            3.6            3.8         3.8
   Other operating expenses..........................            19.5           19.0           19.5        19.0
                                                                 ----           ----           ----        ----
     Total restaurant operating expenses.............            86.8           86.6           87.7        87.9

General and administrative expenses..................             7.0            6.8            7.2         7.0
Pre-opening expense..................................             0.9             --            0.3          --
Gain on involuntary property conversion..............              --            0.3             --         0.1
                                                                -----            ---          -----         ---
Operating income.....................................             5.3            6.9            4.8         5.3
Other income (expense):
   Interest expense, net............................             (1.3)          (1.7)          (1.4)       (1.7)
   Other, net........................................              --           (0.1)           0.1          --
                                                                -----           ----            ---        ----
     Total other expense.............................            (1.3)          (1.7)          (1.3)       (1.7)
                                                                                ----           ----        ----

Income before income taxes...........................             4.0            5.2            3.5         3.6

Income tax provision (benefit):
   Current...........................................             2.1            1.8            1.4         1.2
   Deferred  ........................................            (1.7)          (5.6)          (0.7)       (1.5)
                                                                 ----          ------          ----        -----
     Total...........................................             0.4           (3.8)           0.7        (0.4)
                                                                -----          -----          -----        -----
Net income...........................................             3.7%           9.1%           2.8%        3.9%
                                                                =====          =====          =====       =====
Note:  Certain percentage totals do not sum due to rounding.


AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant..................         $92,200        $87,900        $89,300     $85,800
     Percent increase................................            +4.9%                         +4.1%

Same store weekly sales per restaurant (1)...........         $91,800        $87,900        $90,000     $86,600
     Percent increase................................            +4.4%                         +3.9%


(1) Includes the twenty-seven restaurants open for more than eighteen months.

J. Alexander's Corporation Reports Fourth Quarter and Year End Results for 2005 - 8


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                  JANUARY 1    January 2
                                                    2006         2005
                                                    ----         ----
                                 ASSETS

Current Assets
      Cash and cash equivalents .............      $ 8,200      $ 6,129
      Deferred income taxes .................        1,170        1,327
      Other current assets ..................        4,542        4,501
                                                   -------      -------
         Total current assets ...............       13,912       11,957

Other assets ................................        1,164        1,122
Property and equipment, net .................       74,187       72,425
Deferred income taxes .......................        4,304        3,236
Deferred charges, net .......................          733          814
                                                   -------      -------
                                                   $94,300      $89,554
                                                   =======      =======



         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .........................      $12,244      $11,392
Long-term debt and capital lease obligations        23,193       24,017
Other long-term liabilities .................        5,103        4,543
Stockholders' equity ........................       53,760       49,602
                                                   -------      -------
                                                   $94,300      $89,554
                                                   =======      =======



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